UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 29, 2016 (March 23, 2016)

EFACTOR GROUP CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-51569	84-1598154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

340 West 42nd St,

Suite 880

New York, NY 10108

(Address of Principal Executive Offices)

(650) 380-8280

(Issuer’s telephone number)

1177 Avenue of the Americas, Suite 5060

New York, NY 10036

(Previous Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 23, 2016, EFactor Group Corp. (the “Company”) received a notice of default from LG Capital Funding, LLC ("LG") regarding convertible promissory notes in the aggregate amount of $156,350 (collectively, the "Notes") issued by the Company to LG pursuant to a securities purchase agreement between the Company and LG (the "LG Purchase Agreement") for purported violations of the Notes and the LG Purchase Agreement. Pursuant to the Notes, the Company is required to either repay LG 135% of the aggregate principal amount of $140,600 presently outstanding on the notes and accrued interest at a rate of 12% per annum in cash or convert the Notes into shares of the Company's common stock at the prevailing market price. The Company and LG are currently in discussions regarding the Notes and the LG Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2016

EFACTOR GROUP CORP.

By:	/s/ Mark Noffke
Name: Mark Noffke
Title: Chief Financial Officer